SCHEDULE 14A

(Rule 14a-1)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ORIENTAL FINANCIAL GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Professional Offices Park
998 San Roberto Street
San Juan, Puerto Rico 00926
(787) 771-6800
http://www.orientalonline.com

NOTICE OF ANNUAL MEETING

To be held on October 26, 2004

Dear Stockholder:

     You are cordially invited to attend our annual meeting of stockholders, which will be held at conference room 9-A of the McConnell Valdés law offices located at 270 Muñoz Rivera Avenue, San Juan, Puerto Rico, on Tuesday, October 26, 2004, at 10:00 a.m. for the following purposes:

1.	The election of one director for a one-year term expiring at the 2005 annual meeting of stockholders or until his successor is duly elected and qualified, and three directors for three-year terms expiring at the 2007 annual meeting of stockholders or until their successors are duly elected and qualified; and

2.	The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof. Except with respect to procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.

     Information relating to the above matters is set forth in the accompanying proxy statement. Stockholders of record at the close of business on September 24, 2004, are entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

José Enrique Fernández
Chairman of the Board, President and
Chief Executive Officer

October 4, 2004
San Juan, Puerto Rico

     It is important that your shares be represented regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return, promptly, the enclosed proxy card in the envelope provided. If you attend the meeting, you may vote either in person or by your proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof. If you plan to attend the meeting, you must show at the entrance to the meeting proof of ownership of our shares of common stock or a proper identification card. If your shares are not registered in your own name and you plan to attend the meeting and vote your shares in person, you must contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy issued in your name and bring it to the meeting in order to vote.

ii

ORIENTAL FINANCIAL GROUP INC.

PROXY STATEMENT
For the Annual Meeting of Stockholders
To be held on Tuesday, October 26, 2004

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on Tuesday, October 26, 2004 at 10:00 a.m., at conference room 9-A of the McConnell Valdés law offices located at 270 Muñoz Rivera Avenue, San Juan, Puerto Rico, and at any adjournment or postponement thereof, for the purposes set forth herein. This proxy statement is expected to be mailed to stockholders on or about October 4, 2004.

     Each proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given by you, each proxy received will be voted for the matters described below. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing with the Secretary of the Board of Directors written notice thereof (addressed to: Carlos O. Souffront, Esq., Secretary of the Board of Directors, Oriental Financial Group Inc., P.O. Box 195115, San Juan, Puerto Rico 00919-5115); (ii) submitting a duly executed proxy bearing a later date; or (iii) by appearing in person at the annual meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the annual meeting, including any adjournment or postponement thereof, and will not be used for any other purpose.

     Each proxy solicited hereby also confers discretionary authority on the Board of Directors to vote the proxy with respect to: (i) the approval of the minutes of the last annual meeting of stockholders; (ii) the election of any person as director if any nominee is unable to serve or, for good cause, will not serve; (iii) matters incident to the conduct of the annual meeting; and (iv) such other matters as may properly come before the annual meeting. Except with respect to procedural matters incident to the conduct of the annual meeting, we are not aware of any business that may properly come before the meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by us. We have retained the services of American Stock Transfer & Trust Company, New York, New York, who acts as our transfer agent and registrar, to assist us in the solicitation of proxies for the annual meeting. The fee to be paid to such firm for these services is not expected to exceed $1,500, plus reimbursement of all reasonable out-of-pocket expenses. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of our shares of common stock, $1.00 par value per share. In addition to solicitations by mail, our directors, officers and employees, including those of our subsidiaries, may solicit proxies personally, by telephone or otherwise without additional compensation.

VOTING STOCK OUTSTANDING AND
VOTE REQUIRED FOR APPROVAL

     Only holders of shares of common stock of record at the close of business on September 24, 2004 (i.e., the “voting record date”) will be entitled to vote at the annual meeting. The total number of shares of common stock outstanding on the voting record date and eligible to cast votes at the annual meeting is 22,246,369. On the voting record date, there were outstanding 1,340,000 shares of 7.125% Noncumulative Monthly Income Preferred Stock, Series A, $1.00 par value per share (the “Series A Preferred Stock”) and 1,380,000 shares of 7.0% Noncumulative Monthly Income Preferred Stock, Series B, $1.00 par value per share (the “Series B Preferred Stock”). The shares of Series A Preferred Stock and Series B Preferred Stock are not entitled to vote at the annual meeting.

     The presence, either in person or by proxy, of at least a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. For purposes of determining quorum, abstentions and broker non-votes will be treated as shares that are present and entitled to vote. A broker non-vote results when a broker or nominee has expressly indicated that it does not have discretionary authority to vote on a particular matter. Action with respect to the election of directors shall be taken by a majority of the votes cast. Therefore, abstentions and broker non-votes will not have an effect on the election of directors. With respect to this proposal, each holder of shares of common stock has the right to cumulate his or her votes as described below under the heading “Cumulative Voting in the Election of Directors.”

PROPOSAL: ELECTION OF DIRECTORS

     Our by-laws provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board. The number of directors, as established by resolution, is presently ten. Our articles of incorporation and by-laws also provide that the Board of Directors shall be divided into three classes of directors as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are duly elected and qualified. Only one class of directors is to be elected annually.

     Other than Mr. José Enrique Fernández’s employment agreement with Oriental Bank and Trust (“Oriental Bank”), our wholly-owned banking subsidiary, which requires the Board of Directors of Oriental Bank to nominate him for election as a director of Oriental Bank and, if elected, as Chairman of Oriental Bank’s Board of Directors, there are no arrangements or understandings between us and any person pursuant to which such person has been elected a director. Except for Mr. Fernández, who is the father of José Fernández Richards, an executive vice president of Oriental Bank, no other director is related to any of our directors or executive officers, by blood, marriage or adoption (excluding those that are more remote than first cousin).

     Mr. Juan C. Aguayo, P.E., M.S.C.E., has been nominated as director for a one-year term expiring in 2005. Set forth below is certain information with respect to such nominee.

     Juan C. Aguayo, P.E., M.S.C.E., (Age 40) - President and Chief Executive Officer of Structural Steel Works, Inc., Bayamón, Puerto Rico, since 2002, and Executive Vice President and Chief Operating Officer from 2000 to 2002. From 1998 to 2000, Mr. Aguayo was Director of Construction and Development of Development Company of the Americas, LLC, Denver, Colorado, and Monterrey, Mexico. From 1997 to 1998, he attended the Massachusetts Institute of Technology, Cambridge, Massachusetts, where he earned his Masters of Science in Civil Engineering (M.S.C.E.). He was Vice President of Structural Steel Works, Inc., from 1991 to 1997; Project Engineer, from 1986 to 1991; and also President of its affiliate, Structural Steel Manufacturing, Inc., from 1991 to 1997. In 1986, he obtained a Bachelor of Science in Civil Engineering from Princeton University, Princeton, New Jersey. He is a licensed Professional Engineer, registered in Puerto Rico, and has served terms as a Member of the Board of Directors of the Puerto Rico chapter of the Association of General contractors of America, from 1996 to 1997 and from 2003 to 2004.

     Messrs. Emilio Rodríguez, Alberto Richa-Angelini, and Miguel Vázquez-Deynes have been nominated as directors for three-year terms expiring in 2007. Set forth below is certain information with respect to such nominees.

     Emilio Rodríguez (Age 56) - Director since 1992 (including terms as director of Oriental Bank). He is the President of Milrod Enterprises, San Juan, Puerto Rico, since May 1998. Mr. Rodríguez was the President of Almacenes Rodríguez, Inc. (a chain of shoe retail stores), San Juan, Puerto Rico, from May 1973 to May 1998. He has also served as Secretary of the Board of Directors of E&C Computers, Inc., San Juan, Puerto Rico, since 1982.

     Alberto Richa-Angelini (Age 64) - Director since 1990 (including terms as director of Oriental Bank). He has been a Director of Development for Empresas Fonalledas, Inc., San Juan, Puerto Rico, since February 1998. He worked as a consulting engineer for Resort Builders, S.E. (a construction company), Carolina, Puerto Rico, from

February 1996 to February 1998. He served as Executive Vice President and Chief Operating Officer of Rexach Construction Company, Inc., San Juan, Puerto Rico, from April 1990 to February 1996, and as Executive Vice President — Administration of that company from 1984 to April 1990. He served as President of the Associated General Contractors of America, Puerto Rico Chapter, and served on its Board of Directors for ten years.

     Miguel Vázquez-Deynes (Age 66) - Director since 2002 (including terms as director of Oriental Bank). Mr. Vázquez-Deynes was the President and Chief Executive Officer of Triple-S Management Corp. (an insurance company), San Juan, Puerto Rico, from 1990 to 2001. He served as the President and General Manager for Puerto Rico and Northern Latin American operations of NCR Corporation from 1987 to 1990. He was Vice President and General Manager of Automotive Equipment, Inc. from 1965 to 1969. In 1969, he began working as a branch manager for MAI del Caribe, Inc., and later became President of that company until 1979. He has also served in the boards of directors of several corporations and non-profit organizations, including: Puerto Rico Art Museum (Chairman 2001), Ethics Committee of the Puerto Rico Chamber of Commerce (Chairman 1998), Luis Muñoz Marín Foundation (director 1997), Puerto Rico Insurance Company Association (ACODESE) (Treasurer 1997), GM Group, Inc. (director 1994 — present), San Juan Rotary Club (member 1990 — present), Puerto Rico Chamber of Commerce (President 1994 — 1995; First Vice President 1992 - 1993), Puerto Rico National Guard Military Stores (Vice President 1992 — 1994), Ashford Medical Presbyterian Hospital (Vice President 1984 — 1986), Puerto Rico Manufacturer’s Association (Chairman of the Resolutions Committee 1984 - 1985), San Juan Children Choirs (Chairman 1987-1998). He was awarded two doctorates Honoris Causa, one in Business Administration by the Ana G. Méndez University System, and the other in Health Sciences by the Central University of Bayamón.

     If any person named as a nominee is unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board knows of no reason why any of the nominees listed above may not be able to serve as a director if elected.

The Board of Directors Recommends
that Stockholders Vote “For” this Proposal.

CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

     Pursuant to our by-laws, holders of shares of common stock have the right to cumulate their votes at annual meetings in which more than one director is being elected. Cumulative voting entitles each holder of common stock to a number of votes equal to the number of shares of common stock held by him or her multiplied by the number of directors to be elected. As a holder of shares of common stock, you may cast all or any number of such votes for one nominee or distribute such votes among any two or more nominees as you desire. Thus, for example, for the election of the three nominees being considered at this annual meeting, a stockholder owning 1,000 shares of common stock is entitled to 3,000 votes, and may distribute such votes equally among the nominees for election, cast them for the election of only one of such nominees, or otherwise distribute such votes as he or she desires.

     In the absence of any express indication that the shares to be voted should be cumulated in a particular fashion, the votes represented by executed proxies will be distributed equally among the four nominees designated by the Board of Directors or in such other fashion as will most likely ensure the election of all the nominees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as to the shares of common stock beneficially owned, as of July 31, 2004, by the only person known to us to be the beneficial owner of more than 5% of the total number of our shares of common stock outstanding. The information is based upon filings made by such person pursuant to the Securities Exchange Act of 1934 and information furnished by him.

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership	Percent of Class
José Enrique Fernández
1717 Lilas San Francisco
San Juan, Puerto Rico 00927	2,759,245*	12.53%

     *   The amount set forth above in the table for Mr. Fernández includes 58,325 shares that may be received upon the exercise of stock options within 60 days. While Mr. Fernández may be deemed to beneficially own the 58,325 shares subject to options that may be exercised within 60 days for purposes of the Securities Exchange Act of 1934, as a result of receiving qualified stock options pursuant to our stock option plans, under Puerto Rico law the aggregate fair market value of shares (determined as of the time of grant) for which Mr. Fernández may exercise qualified stock options for the first time in any calendar year cannot exceed $100,000. The amount also includes 5,251 shares owned by Mr. Fernández through our 401(k)/1165(e) Plan and 6,000 shares owned by his spouse.

     The following tables set forth information as to the number of shares of each class of our equity securities beneficially owned by our directors, nominees for director, named executive officers (that is, the chief executive officer, the four most highly compensated executive officers who were serving as executive officers at the end of fiscal 2004, and an additional executive officer who would have been among the four most highly compensated but was not an executive officer at the end of fiscal 2004), and the directors and executive officers as a group as of July 31, 2004. The information is based upon filings made by such individuals pursuant to the Securities Exchange Act of 1934 and information furnished by each of them.

	Amount and Nature of
	Beneficial Ownership		Percent of
Name of Beneficial Owner	of Common Stock		Common Stock (1)
Directors
Pablo I. Altieri, M.D.	138,455	(2)	—
Efraín Archilla	4,278	(3)	—
José Enrique Fernández	2,759,245	(4)	12.53%
Julian S. Inclán	111,672	(5)	—
Diego Perdomo, C.P.A.	186,417	(6)	—
Alberto Richa-Angelini	20,560	(7)	—
Emilio Rodríguez	19,059	(8)	—
Francisco Arriví	2,733	(9)	—
Miguel Vázquez-Deynes	2,031	(10)	—
Juan C. Aguayo, P.E., M.S.C.E.	315		—
Named Executive Officers
José Enrique Fernández	2,759,245	(11)	12.53%
José Rafael Fernández	142,977	(12)	—
Héctor Méndez	0		—
Néstor Vale	0		—
Ganesh Kumar	0		—
Norberto González	52	(13)	—
Directors and Executive Officers as a Group(14)	3,398,864		15.44%

     1Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the outstanding shares of common stock.

     2This amount includes 2,732 shares that he may acquire upon the exercise of stock options within 60 days.

     3This amount includes 2,733 shares that he may acquire upon the exercise of stock options within 60 days.

     4This amount includes 58,325 shares that he may acquire upon the exercise of stock options within 60 days. It also includes 5,251 shares that he owns through our 401(k)/1165(e) Plan and 6,000 shares owned by his spouse.

     5This amount includes 3,679 shares that he may acquire upon the exercise of stock options within 60 days.

     6This amount includes 1,701 shares that he may acquire upon the exercise of stock options within 60 days.

     7This amount includes 3,679 shares that he may acquire upon the exercise of stock options within 60 days.

     8This amount includes 3,679 shares that he may acquire upon the exercise of stock options within 60 days.

     9This amount includes 2,733 shares that he may acquire upon the exercise of stock options within 60 days.

     10This amount includes 1,031 shares that he may acquire upon the exercise of stock options within 60 days.

     11See note 4 above.

     12This amount includes 59,180 shares that he may acquire upon the exercise of stock options within 60 days. It also includes 1,978 shares that he owns through our 401(k)/1165(e) Plan.

     13This amount includes 52 shares that he owns through our 401(k)/1165(e) Plan.

     14The group consists of 16 persons including all directors, nominees for director, named executive officers, and executive officers who are not directors.

	Amount and Nature of Beneficial	Percent of
Name of Beneficial Owner	Ownership of Series A Preferred Stock	Series A Preferred Stock(1)
Directors
José Enrique Fernández	24,000	1.79%
Alberto Richa-Angelini	1,000	—
Named Executive Officers
José Enrique Fernández	24,000	1.79%
Directors and Executive Officers as a Group(2)	25,000	1.87%

1.	Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the outstanding shares of Series A Preferred Stock.

2.	See note 14 on page 5.

	Amount and Nature of Beneficial	Percent of
Name of Beneficial Owner	Ownership of Series B Preferred Stock	Series B Preferred Stock(1)
Directors
José Enrique Fernández	45,200	3.37%
Alberto Richa-Angelini	1,200	—
Named Executive Officers
José Enrique Fernández	45,200	3.37%
Norberto González	500	—
Directors and Executive Officers as a Group(2)	46,900	3.50%

1.	Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the outstanding shares of Series B Preferred Stock.

2.	See note 14 on page 5.

     Other than as disclosed in the tables above, no other director or executive officer of the company beneficially owns shares of Series A Preferred Stock or Series B Preferred Stock as of July 31, 2004.

     Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares, subject in the case of those directors and officers who are married to the community property laws of Puerto Rico. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of capital stock which he or she has a right to acquire within 60 days, including pursuant to the exercise of outstanding stock options, and to all shares subject to options or other rights of acquisition acquired in connection with, or as a participant in, any transaction involving a change in control. Shares of capital stock which are subject to stock options or other rights of acquisition are deemed to be outstanding for the purpose of computing the percentage of outstanding capital stock owned by such person or group, but are not deemed outstanding for the purpose of computing the percentage of capital stock owned by any other person or group.

INFORMATION WITH RESPECT TO DIRECTORS
WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS

     Set forth below is certain information with respect to each director whose term continues.

Directors Whose Terms Expire In 2005

Pablo I. Altieri, M.D. (Age 61) - Director since 1990 (including terms as director of Oriental Bank). He is a cardiologist and a Professor of Medicine and Physiology at the University of Puerto Rico School of Medicine. Dr. Altieri is also a member of the Board of Directors of TUTV (PR Broadcasting Studios) and a member of the Board of Directors of the Catastrophic Fund of Puerto Rico. He is also a member of the American Heart Association, the American College of Cardiology, the European Society of Cardiology, the American Federation of Chemical Research Muscle Society, and the American Electrophysiology Society.

Diego Perdomo, C.P.A. (Age 70) - Director since 1996 (including terms as director of Oriental Bank). Mr. Perdomo is a certified public accountant and has been a partner of Diego Perdomo & Company (an accounting firm), San Juan, Puerto Rico, since 1968.

Francisco Arriví (Age 59) - Director since 1998 (including terms as director of Oriental Bank). Mr. Arriví has been the President and Chief Executive Officer of Pulte International Caribbean Corp., San Juan, Puerto Rico, a subsidiary of Pulte Corporation (a publicly traded company), since March 1999. He was the President and Chief Executive Officer of Interstate General Properties LP, S.E., San Juan, Puerto Rico, a subsidiary of Interstate General Company LP (a publicly traded company), from 1995 to 1999, and Vice President and Chief Financial Officer of that company from 1990 to 1995. He was also a director of Interstate General Properties LP, S.E. from 1996 to 1998. He served as a director of American Communities Property Trust (a publicly traded company), San Juan, Puerto Rico, from 1998 to 1999. He was also Vice President and Manager of the Real Estate Department of The Chase Manhattan Bank, N.A., San Juan, Puerto Rico, from 1985 to 1990. From August 2000 to May 2001, he served as a director of the Puerto Rico Aqueduct and Sewer Authority (a government instrumentality of the Commonwealth of Puerto Rico). Since 2003, he serves as a director of the Puerto Rico Convention Center Authority.

Directors Whose Terms Expire In 2006

José Enrique Fernández (Age 61) - Chairman of the Board of Directors, President and Chief Executive Officer of Oriental Financial Group since June 1996. Chairman of the Board of Directors of Oriental Bank since December 1, 1988, and President and Chief Executive Officer of Oriental Bank since September 1, 1988. Chairman of the Board of Directors of Oriental Financial Services Corp. (“Oriental Financial Services”), San Juan, Puerto Rico (a registered securities broker-dealer organized under Puerto Rico law) since December 1991. Mr. Fernández was President and Chief Executive Officer of Drexel Burnham Lambert Puerto Rico Incorporated, San Juan, Puerto Rico, from October 1984 to April 1988. He was President and Chief Executive Officer of A.G. Becker Puerto Rico from 1978 to September 1984, and Vice President-Associate Manager of Prudential Bache Securities from 1965 to 1978. Mr. Fernández also serves as a member of the Board of Trustees of the University of Notre Dame, South Bend, Indiana, and as a member of the Board of Trustees of the YMCA Retirement Fund, New York, New York. He served from 1997 to 1998 as a member of the Board of Trustees of the Sacred Heart University, San Juan, Puerto Rico. Mr. Fernández is qualified and registered with the National Association of Securities Dealers, Inc. (the “NASD”) as General Securities Representative (Series 7).

Efraín Archilla (Age 51) - Director of Oriental Financial Group since 1991 (including terms as director of Oriental Bank). He is President and General Manager of WYQE-FM, Radio Yunque 93 FM in Naguabo and Fajardo, Puerto Rico, since 1994. Mr. Archilla has been an operations consultant to WALO-AM

Radio Station and Ochoa Broadcasting Corp. since 1993. He was General Manager of WALO Radio Station from 1973 to 1994, and Vice President and Treasurer of Ochoa Broadcasting Corp. from 1975 to 1994. He served as President of the Puerto Rico Broadcasters Association from 1988 to 1992 and from 1999 to 2002. He also served as President of the Puerto Rico Numismatic Society from 1983 to 1984, President of the Eastern Region Arts and Culture Foundation and of the Humacao Chapter of the Puerto Rico Chamber of Commerce in 1992, and President of the Humacao Rotary Club in 1995.

Julian S. Inclán (Age 56) - Director of Oriental Financial Group since 1995 (including terms as director of Oriental Bank). President of American Paper Corporation (a distributor of fine papers, office supplies and graphic art supplies), San Juan, Puerto Rico, since September 1994. Mr. Inclán has served as Managing General Partner of Calibre, S.E. (a real estate investment company) since 1991, and as President of Inclán Realty (a real estate development company), San Juan, Puerto Rico, since 1995. He is also the President of Inmac Corporation (a leasing and investment company that is currently inactive), San Juan, Puerto Rico, since 1989.

Executive Officers Who Are Not Directors

     The following information is supplied with respect to the named executive officers and other executive officers who do not serve on our Board of Directors. There are no arrangements or understandings pursuant to which any of the following executive officers was selected as an officer. As mentioned hereinbefore, except for José Enrique Fernández, Chairman of the Board, President and Chief Executive Officer, who is the father of José Fernández Richards, an executive vice president of Oriental Bank, no other executive officer is related to any of our directors or executive officers, by blood, marriage or adoption (excluding those that are more remote than first cousin).

José Rafael Fernández (Age 41) - Chief Operating Officer since January 2003. Senior Executive Vice President of Oriental Financial Group and President of Oriental Financial Services since June 2001. He is also the President and Chairman of the Board of Directors of Puerto Rico Growth Fund, Inc., a Puerto Rico registered open-end, management investment company. He was Executive Vice President of Oriental Financial Services from 1999 to 2001, and Senior Vice President of such entity from 1997 to 1999. He was Vice President of Sales and Marketing of Oriental Financial Services from 1993 to 1997. He joined Oriental Bank in 1991 as an Assistant Vice President of the Treasury Department and in 1992 was in charge of its sales and marketing efforts for individual retirement accounts. He is a member of the Board of Directors of Advanced Imaging Interventional Center, Inc., Bayamón, Puerto Rico. Mr. Fernández is qualified and registered with the NASD as a General Securities Representative (Series 7), Registered Options Principal (Series 4), Financial and Operations Principal (Series 27), and Municipal Securities Principal (Series 53).

Héctor Méndez (Age 51) - Senior Executive Vice President in charge of Finance and Treasury Operations since August 2004. Mr. Méndez has over 20 years of experience in investment management hedging and trading. Before joining us, he was the Managing Director of R-G Portfolio Management, San Juan, Puerto Rico. From July 2002 to November 2003 he was the President of the Government Development Bank for Puerto Rico (GDB). Also, during such period he was a director of ten of the most important Boards of Directors of the principal corporations and agencies of the Government of Puerto Rico. Prior to be appointed as President of GDB, he was the Executive Vice President and Treasurer of GDB. He was the President and Principal Partner at Caribbean Asset Management Co. from 1995 to 2000; Executive Vice President and Treasurer of Eurobank until January 2001; and from 1977 to 1995 as officer of Banco Central Hispano (BHC), the largest subsidiary of Banco Central Hispano S.A. in North America. Mr. Méndez received a bachelor’s degree in Accounting from the University of Puerto Rico in 1974 and a master’s degree in Finance from the Inter American University in 1984. In addition, he is a member of The National Futures Association, acted as an NASD-qualified Municipal Securities Principal, and has received multiple certificates of recognition for his excellent performance during his career.

Néstor Vale (Age 40) - Senior Executive Vice President of Banking Division in charge of Branch Banking, Retail, Commercial and Mortgage Operations since August 2003. He was Senior Vice President of Retail and Commercial Banking of Scotiabank de Puerto Rico and member of its Board of Directors from October 2000 through July 2003. He worked in Scotiabank’s headquarters in Toronto, Canada, from August 1999 through September 2000. He was the Commercial Banking Manager of Scotiabank de Costa Rica from May 1996 through July 1999 and the Vice President of Corporate Banking of Scotiabank de Puerto Rico from March 1989 through May 1996. He was a staff accountant at KPMG Peat Marwick, San Juan, Puerto Rico, from August 1986 through February 1989.

Ganesh Kumar (Age 41) - Executive Vice President in charge of Strategic Planning since January 2004. Before joining us, he was a director of consulting at Gartner Inc., Atlanta, Georgia, an industry leader among research and advisory firms, for five years. While at Gartner, Mr. Kumar’s clientele included a wide array of financial services companies ranging from multi-national giants to niche corporations. Mr. Kumar specialized in helping these organizations in developing technology enabled strategies and operational plans to accomplish the desired results. Before Gartner, he had several years of experience both as a consultant and in management of technology development efforts. Prior to Gartner, he was a manager at McKesson, Inc., Atlanta, Georgia, throughout 1997, and planning and technology architect at Bass Hotel & Resorts from 1995 to 1997. Mr. Kumar was a consultant to financial services clients worldwide from 1986 to 1995. Mr. Kumar has an undergraduate degree in science and an MBA in finance and information systems from India.

Norberto González, C.P.A., J.D., C.I.A. (Age 46) - Executive Vice President of Risk Management and Acting Chief Financial Officer since March 2003. Prior to joining us, he was Executive Vice President and Risk Management Director of Banco Bilbao Vizcaya Argentaria Puerto Rico from July 1998 to March 2003. He was also Senior Vice President of Credit Administration of PonceBank from July 1992 to July 1998. He is a Certified Public Accountant and has a Juris Doctor degree from the University of Puerto Rico School of Law. He worked in the Audit Department of KPMG Peat Marwick, San Juan, Puerto Rico, from August 1980 to July 1992. He was a Senior Manager at such accounting firm before joining PonceBank.

Elmer Garrastazú, C.P.A., C.I.A. (Age 41) - Senior Vice President in charge of Financial Planning, Reporting and Budgeting since September 2001. He was the Comptroller of Cadierno Corporation (a liquor and food stuff distributor), Guaynabo, Puerto Rico, from 1994 to 2001; Vice President and General Auditor of the Puerto Rico Economic Development Bank, San Juan, Puerto Rico, from 1990 to 1994; and Supervising Senior Auditor at KPMG Peat Marwick, San Juan, Puerto Rico, from 1986 to 1990. Mr. Garrastazú is a Certified Public Accountant and a Certified Internal Auditor. Also, he is a member of the American Institute of Certified Public Accountants, the Puerto Rico Society of Certified Public Accountants, and the Institute of Internal Auditors.

BOARD INDEPENDENCE

     Except for the Chairman of the Board of Directors, all of our directors are “independent” pursuant to the corporate governance standards adopted by the New York Stock Exchange for companies listed thereon.

     In determining independence, the Board of Directors has affirmatively determined whether each director has a “material relationship” with the company. When assessing the “materiality” of a director’s relationship with the company, the Board considers all relevant facts and circumstances, not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familiar relationships, among others.

     The standards of the New York Stock Exchange for director independence are as follows:

          (i) A director who is an employee, or whose immediate family member is an executive officer, of the company is not independent until three years after the end of such employment relationship.

          (ii) A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

          (iii) A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the company is not independent until three years after the end of the affiliation or the employment or auditing relationship.

          (iv) A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the listed company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

          (v) A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the listed company for property or services in an account which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross reserves, is not independent until three years after falling below such threshold.

     Applying these standards, the Board of Directors has determined that, except for its Chairman, the other members of the Board, including nominees for director, are independent.

     Pursuant to the rules adopted by the Securities and Exchange Commission applicable to audit committees of companies listed on the New York Stock Exchange, in order to be “independent,” and in addition to the standards listed above, each audit committee member may not, other than in his or her capacity as a member of the audit committee, board of directors, or any other board committee:

          (i) Accept directly or indirectly any consulting, advisory, or other compensatory fee from the company or any subsidiary thereof, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that such compensation is not contingent in any way on contingent service); or

          (ii) Be an affiliated person (that is, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the company) of the company or any subsidiary thereof.

     Applying these rules, the Board of Directors has determined that each member of its Audit Committee is independent.

BOARD MEETINGS

     The Board of Directors held fifteen meetings during the fiscal year ended June 30, 2004. During fiscal 2004, directors received a fee of $900 for each Board meeting attended and $300 for each committee meeting attended. Only directors who are not officers of the company, including its subsidiaries, received fees for attendance at such meetings. No director attended fewer than 75% of the meetings held in fiscal 2004, including meetings of committees on which he served during the year. Board members are required to attend the company’s annual meeting of stockholders. All Board members attended last year’s meeting.

BOARD COMMITTEES

     The Board of Director has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

     The Audit Committee assists the Board of Directors in its oversight of our financial reporting process and internal controls. It fulfills its oversight responsibilities by reviewing: (a) the integrity of the financial reports and other financial information provided by the company to any governmental body or to the public; (b) the company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board of Directors have established; and (c) the company’s auditing, accounting, and financial reporting processes generally. The members of the Committee are Messrs. Diego Perdomo, C.P.A., Chairman, Alberto Richa-Angelini, Efraín Archilla, and Miguel Vázquez-Deynes. The Board of Directors has determined that each member of the Committee is financially literate and has designated Mr. Perdomo as “audit committee financial expert,” as such term is defined by the Securities and Exchange Commission. The Committee met twelve times in fiscal 2004.

     The Audit Committee operates pursuant to a written charter that has been approved and adopted by the Board of Directors, a current copy of which is available on our website at www.orientalonline.com. The Committee is composed entirely of independent directors as required by the New York Stock Exchange and the Securities and Exchange Commission.

     The Compensation Committee discharges the responsibilities of the Board of Directors relating to compensation of the company’s directors and executive officers. Its general responsibilities are: (a) reviewing and approving corporate goals and objectives relevant to the compensation of the chief executive officer, and evaluating the chief executive officer’s performance in light of those goals and objectives; (b) making recommendations to the Board of Directors with respect to non-CEO compensation, incentives compensation plans and equity-based plans; (c) producing a committee report on executive compensation; and (d) conducting an annual performance evaluation thereof. The Committee also administers the company’s various stock option plans and is given absolute discretion to, among other things, construe and interpret the plans; to prescribe, amend and rescind rules and regulations relating to the plans; to select the persons to whom options will be granted; to determine the number of shares subject to each option; and to determine the terms and conditions to which each grant and/or exercise of options is subject. The members of the Committee are Messrs. Julian S. Inclán, Chairman, Alberto Richa-Angelini, and Emilio Rodriguez. The Committee met four times in fiscal 2004.

     The Compensation Committee operates pursuant to a written charter that has been approved and adopted by the Board of Directors, a current copy of which is available on our website at www.orientalonline.com. The Committee is composed entirely of independent directors as required by the New York Stock Exchange.

     The Corporate Governance and Nominating Committee assists the Board of Directors by: (a) identifying individuals qualified to become directors consistent with criteria approved by the Board; (b) selecting or recommending that the Board select the director nominees for the next annual meeting of stockholders; (c) developing and recommending to the Board a set of corporate governance principles applicable to the company that are consistent with sound corporate governance practices and in compliance with applicable legal, regulatory, or other requirements; (d) monitoring and reviewing any other corporate governance matters which the Board may refer to the Committee; and (e) overseeing the evaluation of the Board and management. The members of the Committee are Messrs. Francisco Arriví, Chairman, Pablo I. Altieri, M.D., and Emilio Rodriguez. The Committee was organized after the end of fiscal 2004. Therefore, it did not hold any meetings during such fiscal year. It operates pursuant to a written charter that has been approved and adopted by the Board of Directors, a current copy of which is available on our website at www.orientalonline.com.

     Pursuant to our by-laws, no nominations for directors, except those made by the Board of Directors upon the recommendation of the Corporate Governance and Nominating Committee, will be voted upon at the annual meeting unless other nominations by stockholders are made in writing, together with the nominee’s qualifications for service and evidence of his or her willingness to serve on the Board of Directors, and delivered to the Secretary of the Board at least 120 days prior to the anniversary date of the mailing of proxy materials in connection with last year’s annual meeting. Ballots bearing the names of all of the persons nominated by the Board of Directors and by stockholders, if properly made, will be provided for use at the annual meeting. The Corporate Governance and Nominating Committee has not established any specific, minimum qualifications that it believes must be met by a nominee recommended by such committee for a position on the Board of Directors. The Committee instead considers general factors, including, without limitation, the candidate’s experience with other businesses and organizations, the interplay of such experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committee thereof.

     The Corporate Governance and Nominating Committee generally identifies qualified candidates on the basis of recommendations made by existing directors or management. There are no differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Committee will consider potential nominees by management, stockholders or other members of the Board, and develop and evaluate information from a variety of sources regarding the potential nominee before making a decision.

CORPORATE GOVERNANCE GUIDELINES

     We have developed and adopted a set of Corporate Governance Guidelines to promote the functioning of the Board of Directors and its committees, to protect and enhance stockholder value, and to set forth a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions. We have also developed and adopted a Code of Ethics that reaffirms our basic policies of business conduct and ethics for our directors, officers, employees and agents. The Code consists of basic and general standards of business as well as personal conduct. Current copies of the Corporate Governance Guidelines and the Code of Ethics may be found on our website at www.orientalonline.com. You may also obtain a written copy of these documents by sending us as a written request addressed as follows: Oriental Financial Group Inc., Investor Relations c/o Anreder & Company, 10 E. 40th Street, Suite 1308, New York, NY 10016; Telephone: (212) 532-3232 or (800) 421-1003; Facsimile: (212) 679-7999; E-mail: ofg@anreder.com.

     The Board of Directors has adopted a procedure by which stockholders and employees may communicate directly with the independent members of the Board or report possible legal or ethical violations, including concerns regarding questionable accounting or auditing matters. Any such stockholder or employee may direct his or her written communication or report, anonymously, to the Chairman of the Audit Committee. The mailing, postage prepaid, should be marked confidential and addressed as follows:

Chairman of Audit Committee	or	Chairman of Audit Committee
Oriental Financial Group Inc.		Oriental Financial Group Inc.
P.O. Box 195145		Professional Offices Park
San Juan, Puerto Rico 00919-5145		998 San Roberto Street
San Juan, Puerto Rico 000926

EXECUTIVE COMPENSATION

     The following table summarizes the total compensation for the chief executive officer, the four most highly compensated executive officers who were serving as executive officers at the end of fiscal 2004, and an additional executive officer who would have been among the four most highly compensated but was not an executive officer at the end of fiscal 2004 (collectively referred to as the “named executive officers”).

Summary Compensation Table

		Annual				Long-Term
		Compensation				Compensation
				Other Annual		Securities	All Other
Name and	Fiscal	Salary	Bonus	Compensation		Underlying	Compensation
Principal Position	Year	($)	($)	($)(1)		Options (#)	($)(2)
José Enrique Fernández	2004	450,000	200,000	38,400	(3)	0	2,100
Chairman, President and Chief	2003	400,000	200,200	38,400		0	3,020
Executive Officer	2002	400,000	150,000	47,635		60,000	2,546

José Rafael Fernández	2004	285,000	100,000	42,000	(4)	0	2,100
Senior Executive Vice President and	2003	250,000	100,200	42,000		0	2,675
Chief Operating Officer	2002	200,000	100,000	36,000		20,000	2,350

Héctor Méndez(5)	2004	—	—	—		—	—
Senior Executive Vice President and	2003	—	—	—		—	—
Treasurer	2002	—	—	—		—	—

Néstor Vale(6)	2004	225,480	75,000	36,000	(7)	20,000	74,750	(8)
Senior Executive Vice President	2003	—	—	—		—	—
Banking Services	2002	—	—	—		—	—

Ganesh Kumar(9)	2004	106,586	0	12,000	(10)	20,000	52,050	(11)
Executive Vice President	2003	—	—	—		—	—
Strategic Planning	2002	—	—	—		—	—

Norberto González(12)	2004	195,000	65,000	36,000	(13)	15,000	2,048
Executive Vice President and	2003	64,375	30,000	8,000		15,000	416
Acting Chief Financial Officer	2002	—	—	—		—	—

1.	Consists of a car allowance and/or an allowance for membership expenses for social and business organizations that in the judgment of our chief executive officer are reasonably appropriate for the performance of such officer’s duties as an executive officer of our company.

2.	Consists of term life insurance premiums, unless otherwise indicated.

3.	Consists of a car allowance.

4.	Consists of a $30,000 car allowance and a $12,000 club membership allowance.

5.	Joined the company in August 2004 (after the end of fiscal 2004). His signing bonus, annual salary, annual bonus, annual car allowance and annual club membership allowance are respectively as follows: $350,000 ($150,000 on August 1, 2004 and $200,000 deferred for three years); $300,000; $125,000 (guaranteed first two years); $24,000 and $19,200. He was granted 30,000 stock options on August 1, 2004 and is entitled to a grant of 10,000 stock options on August 1, 2005.

6.	Joined the company in August 2003.

7.	Consists of a $24,000 car allowance and a $12,000 club membership allowance.

8.	Consists of a one-time $73,000 cash compensation paid at commencement of employment and $1,750 in term life insurance premiums.

9.	Joined the company in January 2004. His annual salary, annual bonus, annual car allowance, annual living allowance, and moving allowance are respectively as follows: $225,000; $75,000; $24,000; $42,000 and $30,000.

10.	Consists of a car allowance.

11.	Consists of $1,050 in term life insurance premiums and a $51,000 living and moving allowance.

12.	Joined the company in March 2003.

13.	Consists of a $24,000 car allowance and a $12,000 club membership allowance.

Option/SAR Grants in Last Fiscal Year

     The table below provides information regarding the options that we granted to the named executive officers during fiscal 2004 under the 1996 Incentive Stock Option Plan:

					Potential Realizable Values at
					Assumed Annual Rates of Stock
		Percent of Total			Appreciation
	Options	Options	Exercise
Name	Granted	Granted	Price	Expiration Date	5%	10%
José Enrique Fernández	0	—	—	—	—	—
José Rafael Fernández	0	—	—	—	—	—
Héctor Méndez	0	—	—	—	—	—
Néstor Vale	20,000	10.87%	$23.330	August 7, 2013	$128,913	$284,864
Ganesh Kumar	20,000	10.87%	$26.120	January 27, 2014	$144,329	$318,930
Norberto González	15,000	8.15%	$26.120	January 27, 2014	$108,247	$239,198

     We did not grant stock options under any other stock option plan to any named executive officer during fiscal 2004.

Aggregated Option/SAR Exercises
in Last Fiscal Year and
Fiscal Year-End Option/SAR Values

			Number of	Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			Fiscal Year-End	Fiscal Year-End
	Shares Acquired		Exercisable/	Exercisable/
Name	on Exercise (#)	Value Realized ($)	Unexercisable (#)*	Unexercisable ($)
José Enrique Fernández	33,537	708,301	58,325/96,945	941,511/1,497,166
José Rafael Fernández	66,550	1,302,340	27,040/100,032	406,191/1,740,113
Héctor Méndez	0	—	—	—
Néstor Vale	0	—	0/22,000	0/128,942
Ganesh Kumar	0	—	0/20,000	0/19,000
Norberto Gonzalez	0	—	0/31,500	0/157,305

*	Adjusted for stock dividends.

Employment Agreements

José Enrique Fernández

     On April 4, 2002, Oriental Bank and José Enrique Fernández entered into an employment agreement for a term of three years, which supercedes and replaces a previous employment agreement dated December 22, 1998, between Oriental Bank and Mr. Fernández. The agreement provides for an increase in salary to $400,000 in fiscal year 2003, and further increases to $450,000 in fiscal year 2004 and to $500,000 in fiscal year 2005, and an annual automobile and expense allowance of $38,400. The agreement also provides that Oriental Bank will pay for Mr. Fernández’s membership in such social and business clubs that in his judgment are reasonably necessary for the performance of his Bank-related duties. Also, under the agreement, Oriental Bank will pay for a 10-year term life insurance policy in the amount of $1,500,000, covering the life of Mr. Fernández, for the benefit of Mr. Fernández’ estate. The agreement also provides that, during its term, the Board of Directors will nominate and recommend to the stockholders the election of Mr. Fernández as a director at any election of directors in which his term as a director will expire, and, if elected, the Board of Directors will name Mr. Fernández to the position of Chairman.

Pursuant to the agreement, Oriental Bank caused to be granted to Mr. Fernández options to purchase 60,000 shares of common stock. The stock options may be exercised by Mr. Fernández during a period commencing on the first anniversary and ending on the tenth anniversary of the agreement. Notwithstanding the above limitations, these stock options will become immediately exercisable if Mr. Fernández dies or is disabled, retires from employment with Oriental Bank, or if there occurs a “change in control” of Oriental Bank. The options shall survive one year after termination of the agreement, unless termination is the result of Mr. Fernández’s illegal conduct or gross misconduct materially injurious to Oriental Bank, a regulatory order, or as a result of appointment by court or other public authority of a legal custodian for Oriental Bank for the purpose of liquidation.

     The agreement may be terminated by Oriental Bank for “just cause” (as such term is defined in the agreement) at any time. In the event employment is terminated for “just cause,” Mr. Fernández will have no right to compensation or other benefits for any period after such termination. The agreement also provides for payments and other benefits for Mr. Fernández if there occurs a “change in control” of Oriental Bank or in the event of involuntary termination of employment in connection with any “change in control” of Oriental Bank, as defined therein. The term “change in control” is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. § 1817(j) and 12 C.F.R. § 303.4, or (ii) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, or (iii) when during any period of two consecutive years during the term of the agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office, who were directors at the beginning of the period.

     The agreement also provides that Mr. Fernández may terminate his employment for “good reason,” which includes: (i) failure by Oriental Bank to comply with any material provision of the agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Fernández to Oriental Bank; and (ii) any purported termination of Mr. Fernández’s employment which is not effected pursuant to a notice of termination satisfying certain requirements set forth in the agreement.

     In the event that there occurs a “change in control,” or if Mr. Fernández is terminated other than for “just cause” and in connection with a “change in control,” Oriental Bank will pay Mr. Fernández an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernández) during the year in which the termination occurs multiplied by 3.00. The payment is to be made in a lump sum on or before the fifth day following the date of termination. If Mr. Fernández terminates his employment for “good reason,” the severance payments from the Oriental Bank will be equal to the aggregate annual compensation paid or payable to Mr. Fernández (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernández) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth day following the date of termination.

     The agreement contains provisions restricting Mr. Fernández’ ability to engage or participate in, become a director of, or render advisory or other services to any firm or entity competitive with Oriental Bank. The agreement does not contain any provision restricting Mr. Fernández’s right to compete against Oriental Bank upon termination of employment.

José Rafael Fernández

     On February 16, 2001, Oriental Financial Group and José Rafael Fernández entered into an employment agreement for a term of forty-two months commencing on January 1, 2001 and terminating on June 30, 2004. Notwithstanding the foregoing, the agreement provides for an automatic one-year extension after the original termination date unless a non-extension notice is provided by either party to the other party 120 days before the expiration date. No such notice was provided and, therefore, the agreement was extended for an additional one-year period until June 30, 2005. The agreement provides for a minimum base salary of $200,000 from January 1, 2001, through June 30, 2002; $250,000 from July 1, 2002, through June 30, 2003, and $285,000 from July 1, 2003, through June 30, 2004; an annual automobile and expense allowance of $30,000; an annual allowance of $6,000 during the first year of the agreement and $10,000 per year from January 1, 2002, to the expiration of the term of the agreement for membership expenses for social and business clubs that in the judgment of Oriental Financial Group’s chief executive officer are reasonably appropriate to the performance of the duties of Mr. Fernández pursuant to the agreement; and an annual performance bonus of not less than $100,000 commencing in fiscal year 2002. Any salary increases for this agreement, or extensions thereof, shall be mutually agreed to by Oriental Financial Group and Mr. Fernández. The agreement also provides that Mr. Fernández will be entitled to participate in, and receive the benefits of, any stock option plan, profit sharing plan or other plans, benefits and privileges given to employees and executives of Oriental Financial Group for which Mr. Fernández may qualify. Such benefits will be provided to Mr. Fernández while he is employed under the terms of the agreement or any extension thereof. Pursuant to the agreement, Oriental Financial Group granted Mr. Fernández options to purchase not less than 20,000 shares of common stock starting in fiscal year 2002. The stock options may be exercised by Mr. Fernández during a period commencing on the first and ending on the tenth anniversary of the agreement. Notwithstanding the above limitations, these stock options will become immediately exercisable if Mr. Fernández dies, is disabled, retires from employment with Oriental Financial Group or if there occurs a change in control of Oriental Financial Group. The options shall survive one year after termination of the agreement, unless termination is the result of Mr. Fernández’s illegal conduct or gross misconduct materially injurious to Oriental Financial Group, a regulatory order, or as a result of appointment by court or other public authority of a legal custodian for Oriental Financial Group for the purpose of liquidation.

     The agreement may be terminated by Oriental Financial Group for “just cause” (as such term is defined in the agreement) at any time. In the event that employment is terminated for “just cause,” Mr. Fernández will have no right to compensation or other benefits for any period after such termination. The agreement also provides for payment and other benefits for Mr. Fernández if there occurs a “change in control” of Oriental Financial Group or in the event of involuntary termination of employment in connection with any “change in control” of Oriental Financial Group, as defined therein. The term “change in control” is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. § 1817(j) and 12 C.F.R. § 303.4; or (ii) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934.

     The agreement also provides that Mr. Fernández may terminate his employment for “good reason,” which includes: (i) failure by Oriental Financial Group to comply with any material provision of the agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Fernández to Oriental Financial Group; and (ii) any purported termination of Mr. Fernández’ employment which is not affected pursuant to a notice of termination satisfying certain requirements set forth in the agreement.

     In the event that there occurs a “change of control,” or if Mr. Fernández is terminated other than for “just cause” and in connection with a “change in control,” Oriental Financial Group will pay Mr. Fernández an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernández) during the year the termination occurs multiplied by 3.00. The payment is to be made in a lump sum on or before the fifth day following the date of termination. If Mr. Fernández terminates his employment for “good reason,” the severance payments from Oriental Financial Group will be equal to the aggregate annual compensation paid or payable to Mr. Fernández (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernández) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth day following the date of termination.

     The agreement contains provisions restricting Mr. Fernández’ ability to engage or participate in, become a director of, or render advisory or other services to any firm or entity competitive with Oriental Financial Group for a period of one year subsequent to the termination of the agreement. The agreement further contains provisions protecting the confidential information and trade secrets of Oriental Financial Group while Mr. Fernández is employed by Oriental Financial Group.

Marcial Díaz

     On March 15, 2001, Oriental Financial Group and Marcial Díaz entered into an employment agreement for a term of thirty-six months commencing on March 15, 2001 and terminating on March 14, 2004. Notwithstanding the foregoing, the agreement provides for an automatic one-year extension after the original termination date unless a non-extension notice is provided by either party to the other party 120 days before the expiration date. No such notice was provided and, therefore, the agreement was extended for an additional one-year period until March 15, 2005. The agreement provides for a minimum base salary of $126,000 from March 15, 2001, through March 14, 2002, and further increases to $146,000 and $171,000 from March 15, 2002, through March 14, 2003, and from March 15, 2003, through March 14, 2004, respectively, an annual automobile and expense allowance of $18,000; an annual allowance of $10,000 for membership expenses for social and business clubs that in the judgment of Oriental Financial Group’s chief executive officer are reasonably appropriate to the performance of the duties of Mr. Díaz pursuant to the agreement; and an annual performance bonus of not less than $80,000 for fiscal year 2002 and not less than $100,000 for fiscal year 2003 and subsequent fiscal years. Any salary increases for this agreement, or extensions thereof, shall be mutually agreed to by Oriental Financial Group and Mr. Díaz. The agreement also provides that Mr. Díaz will be entitled to participate in, and receive the benefits of, any stock option plan, profit sharing plan or other plans, benefits and privileges given to employees and executives of Oriental Financial Group for which Mr. Díaz may qualify. Such benefits will be provided to Mr. Díaz while he is employed under the terms of the agreement or any extension thereof. Pursuant to the agreement, Oriental Financial Group granted Mr. Díaz options to purchase 15,000 shares of common stock at the signing of the agreement and not less than 15,000 shares of common stock each year thereafter. The stock options may be exercised by Mr. Díaz during a period commencing on the first and ending on the tenth anniversary of the agreement. Notwithstanding the above limitations, such stock options will become immediately exercisable if Mr. Díaz dies, is disabled, retires from employment with Oriental Financial Group or if there occurs a change in control of Oriental Financial Group. The options shall survive one year after termination of the agreement, unless termination is the result of Mr. Díaz’ illegal conduct or gross misconduct materially injurious to Oriental Financial Group, a regulatory order, or as a result of appointment by court or other public authority of a legal custodian for Oriental Financial Group for the purpose of liquidation.

     The agreement may be terminated by Oriental Financial Group for “just cause” (as such term is defined in the agreement) at any time. In the event that employment is terminated for “just cause,” Mr. Díaz will have no right to compensation or other benefits for any period after such termination. The agreement also provides for payment and other benefits for Mr. Díaz if there occurs a “change in control” of Oriental Financial Group or in the event of involuntary termination of employment in connection with any “change in control” of Oriental Financial Group, as defined therein. The term “change in control” is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. § 1817(j) and 12 C.F.R. § 303.4; or (ii) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934.

     The agreement also provides that Mr. Díaz may terminate his employment for “good reason,” which includes: (i) failure by Oriental Financial Group to comply with any material provision of the agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Díaz to Oriental Financial Group, and (ii) any purported termination of Mr. Díaz’ employment which is not affected pursuant to a notice of termination satisfying certain requirements set forth in the agreement.

     In the event that there occurs a “change of control,” or if Mr. Díaz is terminated other than for “just cause” and in connection with a “change in control,” Oriental Financial Group will pay Mr. Díaz an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Díaz) during the year the termination occurs multiplied by 3.00. The payment is to be made in a lump sum on or before the fifth day following the date of termination. If Mr. Díaz terminates his employment for “good reason,” the severance payments from Oriental Financial Group will be equal to the aggregate annual compensation paid or payable to Mr. Díaz (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Díaz) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth day following the date of termination.

     The agreement contains provisions restricting Mr. Díaz’ ability to engage or participate in, become a director of, or render advisory or other services to any firm or entity competitive with Oriental Financial Group for a period of one year subsequent to the termination of the agreement. The agreement further contains provisions protecting the confidential information and trade secrets of Oriental Financial Group while Mr. Díaz is employed by Oriental Financial Group.

401(k)/1165(e) Plan

     All of our employees, including the employees of our subsidiaries, are eligible to participate in the Oriental Group CODA Profit Sharing Plan (the “401(k)/1165(e) Plan”). The 401(k)/1165(e) Plan is qualified under Sections 1165(a) and 1165(e) of the Puerto Rico Internal Revenue Code of 1994. The 401(k)/1165(e) Plan offers eligible participants eleven investment alternatives, including several U.S. mutual funds, a money-market account, and our shares of common stock. Contributions made through payroll deductions not in excess of 10% of annual base salary or $8,000, whichever is less, may be accumulated per year as before-tax savings. We contribute 80 cents for each dollar contributed by an employee up to $832 per year. The matching contribution is invested in our shares of common stock. The 401(k)/1165(e) Plan became effective on January 1, 1992. During fiscal 2004, we contributed 7,195 shares of common stock to the 401(k)/1165(e) Plan valued at approximately $194,768 at June 30, 2004.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of the company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates it by reference.

     Oriental Financial Group Inc. operates in a highly competitive industry where the quality, creativity and professionalism of its executive officers is of utmost importance to the success, profitability and growth of Oriental Financial Group. Accordingly, the compensation program of Oriental Financial Group, which is managed by the Compensation Committee, is intended to retain and appropriately reward experienced and well-trained executive officers, align the long-term interests of the executive officers with those of the stockholders and tie total compensation opportunities to the achievement of Oriental Financial Group’s institutional goals and the achievement of goals for each of its subsidiaries.

     The Compensation Committee evaluates the performance of management, reviews the compensation levels of members of management, and evaluates and reviews all aspects of compensation for Oriental Financial Group’s executive officers.

     In evaluating the performance and compensation of all of the executive officers, the Compensation Committee reviews available peer group information for comparable financial institutions or bank holding companies in Puerto Rico and in the United States and assesses the performance in accordance with the overall attainment of Oriental Financial Group’s goals for such fiscal year, which are set forth in Oriental Financial Group’s three-year business plan that is updated and approved by the Board of Directors every fiscal year.

Bonus

     The compensation program for Oriental Financial Group’s executive officers provides for a performance bonus, which purpose is to maximize the efficiency and effectiveness of Oriental Financial Group’s operations. The bonuses that are paid to the executive officers are linked to the performance of Oriental Financial Group as an institution as well as to the performance of each of Oriental Financial Group’s subsidiaries. In addition, in the event the institutional and individual goals are achieved, the bonus amounts that are generally paid to the executive officers are determined so that the total salary and bonus compensation paid to them is competitive with the amounts paid by comparable financial institutions or bank holding companies in Puerto Rico and in the United States.

Long-Term Compensation

     The compensation program for the executive officers also contemplates long-term incentive compensation in the form of stock options granted under Oriental Financial Group’s stock option plans. Oriental Financial Group’s stock option plans provide for ownership of the shares of common stock which, in turn, creates a direct relationship between the performance of Oriental Financial Group, as reflected by the market value of the shares of common stock, and executive compensation, and further creates a direct link between the interests of the executive officers and the interests of the stockholders.

     The awards are made by the administrators of Oriental Financial Group’s stock option plans, which are the members of the Compensation Committee. The plan administrators are given absolute discretion to select which of the eligible persons will be granted stock options and the amount of stock options to be granted to such persons. In general terms, the plan administrators, in determining such amounts, consider total compensation information obtained from various comparable financial institutions or bank holding companies in Puerto Rico and in the United States that they track, as well as the general trend in total compensation in the financial services industry.

Fiscal 2004 Results

     Among the results of operations for fiscal 2004 that the Compensation Committee placed particular emphasis when it approved the bonuses paid and the stock options granted to the executive officers, which amounts are set forth in separate tables in this proxy statement, are the following: (i) Oriental Financial Group reported net income of $63.6 million compared to $51.3 million in fiscal 2003, representing an increase of 24.0%, and earnings per diluted share of $2.78 compared to $2.41 in fiscal 2003, representing an increase of 15.4%; and (ii) total financial assets managed and owned by Oriental Financial Group were $6.4 billion and total stockholders’ equity was $294.7 million as of June 30, 2004, compared to $5.7 billion and $201.7 million, respectively, as of June 30, 2003, which represents an increase of 12.3% in total financial assets managed and owned, and an increase of 46.1% in total stockholders’ equity.

Compensation of Chairman, President and Chief Executive Officer

     Mr. José Enrique Fernández, who serves as the Chairman of the Board, President and Chief Executive Officer of Oriental Financial Group and of Oriental Bank, negotiated the terms of his agreement with Oriental Bank at arm’s length with Oriental Bank’s Board of Directors. The current terms of Mr. Fernández’s employment, including his salary and certain other compensation arrangements, are described in this Proxy Statement under “Executive Compensation — Employment Agreements.”

     Mr. Fernández’s compensation in terms of bonus and any additional stock options granted to him under Oriental Financial Group’s stock option plans was determined in accordance with Oriental Financial Group’s compensation program described above and was based on considerations of competitive industry practice as well as the overall performance of Oriental Financial Group. In making such determination, the Compensation Committee took into consideration Oriental Financial Group’s performance as a whole during fiscal 2004 (as described above) and the achievement of goals which are geared to ensure Oriental Financial Group’s continued long-term growth and the enhancement of stockholder value, such as the further diversification of Oriental Financial Group’s asset base and the emphasis on expanding Oriental Financial Group’s financial services and non-interest income.

SUBMITTED BY THE COMPENSATION COMMITTEE

Julian S. Inclán
Alberto Richa-Angelini
Emilio Rodriguez

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee has served as an officer or employee of the company or any of its subsidiaries.

AUDIT COMMITTEE REPORT

     The following report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of the company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates it by reference.

     The Audit Committee assists the Board of Directors in its oversight of Oriental Financial Group Inc.’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, a copy of which may be obtained upon request from the Secretary of the Board.

     Management has the primary responsibility for the preparation and integrity of Oriental Financial Group’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Oriental Financial Group’s independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

     In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for fiscal 2004 with Oriental Financial Group’s management and has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, Deloitte & Touche LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

     Based on such reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Oriental Financial Group’s annual report on Form 10-K for the fiscal year ended June 30, 2004, for filing with the U.S. Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE

Diego Perdomo, C.P.A.
Miguel Vázquez-Deynes
Alberto Richa-Angelini
Efraín Archilla

INDEBTEDNESS OF MANAGEMENT

     Certain transactions involving loans and deposits were transacted during fiscal 2004 between Oriental Bank, some of its directors and executive officers, including those of its affiliates, and persons related to or affiliated with such persons. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of uncollectability or other unfavorable features. At present, none of the loans to such directors and executive officers, including persons related to or affiliated with such persons, is non-performing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     We are required to identify any director, executive officer or person who owns more than ten percent of our equity securities who failed to timely file with the Securities and Exchange Commission a required report under Section 16(a) of the Securities Exchange Act of 1934. Based solely on the review of copies of such forms and on other information furnished to us by such individuals, we believe that during and with respect to fiscal 2004, our directors and executive officers, and persons who own more than 10% of our equity securities, timely filed all required reports thereunder, except that José Enrique Fernández, José Rafael Fernández, Norberto González, and Elmer Garrastazú, each an executive officer, inadvertently failed to timely file an Annual Statement of Beneficial Ownership of Securities (Form 5) for their acquisitions of our shares of common stock through the 401(k)/1165(e) Plan.

STOCK PERFORMANCE GRAPH

     The stock performance graph below compares the cumulative total stockholder return of our shares of common stock from June 30, 1994, to June 30, 2004, with the cumulative total return of the Standard & Poor’s 500 Composite Stock Index, the Dow Jones US Total Market Index, and the Standard & Poor’s Diversified Financial Services Index. The Standard & Poor’s 500 Composite Stock Index is a broad index which includes a wide variety of issuers and industries representatives of a cross section of the market. After careful consideration, we have decided to use the same composition of companies that made up the Standard & Poor’s Diversified Financial Services Index, although the index retired in 2002. This index included a wide array of financial institutions or bank holding companies comparable to us. We have historically used this index and sees it as an adequate representation of peer group industry guidance for us.

Cumulative Total Return
	6/94	6/95	6/96	6/97	6/98	6/99	6/00	6/01	6/02	6/03	6/04

OFG	100.00	106.02	136.06	248.81	412.39	366.65	226.79	311.79	470.94	611.88	724.24
S&P	100.00	126.07	158.85	213.97	278.50	341.88	366.67	312.29	256.11	256.76	305.83
DJ	100.00	125.35	157.98	206.84	266.77	321.88	352.37	299.13	245.02	247.77	298.27
PG	100.00	116.13	164.33	256.01	397.35	462.19	515.00	573.87	467.49	493.71	573.75

COMPARISON OF 10 YEAR CUMULATIVE TOTAL RETURN*
AMONG ORIENTAL FINANCIAL GROUP, INC., THE S & P 500 INDEX,
THE DOW JONES US TOTAL MARKET INDEX AND A PEER GROUP

*$100 invested on 6/30/94 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

Copyright 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

     The Board of Directors recognizes that the market price of our shares of common stock is influenced by many factors, only one of which is our financial performance. The stock price performance graph shown above is not necessarily indicative of future price performance.

INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has not yet selected any accounting firm to audit our financial statements for the current fiscal year. The Audit Committee is currently evaluating proposals by several accounting firms, including Deloitte & Touche LLP which has served as our independent public accountants since fiscal 2002. Services provided to us and our subsidiaries by Deloitte & Touche in fiscal 2004 included the examination of our consolidated financial statements, limited revisions of our quarterly reports, audits of our subsidiaries, audits of our employee benefits plan, services related to our filings with the Securities and Exchange Commission and other regulatory agencies, and consultations on various tax and accounting matters.

     The Audit Committee reviewed and approved all non-audit services rendered by Deloitte & Touche to the company and its subsidiaries, and concluded that the provision of such services was compatible with the maintenance of Deloitte & Touche’s independence in the conduct of its auditing functions. The Audit Committee has adopted a pre-approval policy regarding the procurement of audit and non-audit services. The Audit Committee intends to review such policy periodically. A copy of such policy is available on our website at www.orientalonline.com.

     The aggregate fees billed by Deloitte & Touche in fiscals 2004 and 2003 for the various services provided to us were as follows:

Type of Fees	2004	2003
Audit Fees	$346,480	$202,816
Audit-Related Fees	87,950	70,231
Tax Fees	91,095	28,350
All Other Fees	0	122,603

	$525,525	$424,000

     As defined by the Securities and Exchange Commission, (i) “audit fees” are fees for professional services rendered by the company’s principal accountant for the audit of the company’s annual financial statements and review of financial statements included in the company’s Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the company’s principal accountant that are reasonably related to the performance of the audit or review of the company’s financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by the company’s principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by the company’s principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

     Deloitte & Touche will have representatives present at the annual meeting who will have an opportunity to make a brief statement if they desire to do so, and who will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2005 annual meeting of stockholders must be set forth in writing and received by Carlos O. Souffront, Esq., Secretary of the Board of Directors, Oriental Financial Group Inc., P.O. Box 195115, San Juan, Puerto Rico 00919-5115, no later than the close of business on June 6, 2005.

ANNUAL REPORTS

     A copy of our annual report to stockholders for fiscal 2004 accompanies this proxy statement. The annual report is not part of the proxy solicitation materials.

     Upon receipt of a written request, we will furnish to any stockholder without charge a copy of our annual report on Form 10-K, including the consolidated financial statements, for fiscal 2004, and a list of the exhibits thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Such written request should be directed to Oriental Financial Group Inc., Investor Relations c/o Anreder & Company, 10 E. 40th Street, Suite 1308, New York, NY 10016; Telephone: (212) 532-3232 or (800) 421-1003; Facsimile: (212) 679-7999; E-mail: ofg@anreder.com.

BY ORDER OF THE BOARD OF DIRECTORS José Enrique Fernández Chairman of the Board, President and Chief Executive Officer

October 4, 2004
San Juan, Puerto Rico

ORIENTAL FINANCIAL GROUP INC.	REVOCABLE PROXY

     This proxy is solicited on behalf of the Board of Directors of Oriental Financial Group Inc. for use only at the annual meeting of stockholders to be held on October 26, 2004, and at any adjournment or postponement of that meeting. This proxy may be revoked by the undersigned at any time before it is exercised.

     The undersigned, being a stockholder of Oriental Financial Group Inc. (the “Company”), hereby authorizes the Board of Directors of the Company or any successors in their respective positions, as proxies with full powers of substitution, to represent the undersigned at the annual meeting of stockholders of the Company to be held at conference room 9-A of the McConnell Valdés law offices located at 270 Muñoz Rivera Avenue, San Juan, Puerto Rico, on Tuesday, October 26, 2004, at 10:00 a.m., and at any adjournment or postponement of that meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHOUT AUTHORITY to vote for all nominees listed below.

To serve until the 2005 annual meeting of stockholders or until his successor is duly elected and qualified: Mr. Juan C. Aguayo. To serve until the 2007 annual meeting of stockholders or until their successors are duly elected and qualified: Messrs. Emilio Rodríguez, Alberto Richa-Angelini, and Miguel Vázquez-Deynes.

INSTRUCTIONS: To withhold authority to vote or to cumulate the votes for one or more of the above nominee(s), write the name(s) of the nominee(s) and the manner in which such votes shall be withheld or cumulated in the space provided below.

Number of Votes
Name	(Withheld or Cumulated, Please Specify)

     In their discretion, the proxies are authorized to vote this proxy with respect to (i) the approval of the minutes of the last meeting of stockholders; (ii) the election of any person as director if any nominee is unable to serve or, for good cause, will not serve; (iii) matters incident to the conduct of the annual meeting; and (iv) such other matters as may properly come before the annual meeting. Except with respect to procedural matters incident to the conduct of the annual meeting, management at present knows of no other business to be brought before the meeting other than those matters described in the accompanying proxy statement.

     Shares of common stock of the Company will be voted as specified in this proxy. In the absence of any express indication that the shares to be voted should be cumulated in a particular fashion, the votes represented by executed proxies will be distributed equally among the four nominees or in such other fashion as will most likely ensure the election of the nominees. If no specification is made above, shares will be voted “FOR” the election of directors. This proxy cannot be voted for any person who is not a nominee of the Company’s Board of Directors.

     The undersigned hereby acknowledges receipt of the accompanying proxy statement for the annual meeting prior to signing this proxy.

Date: _______________________, 2004.

Signature

Signature, if held jointly

Please sign exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give your title.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.